UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 17, 2015

STRATEX OIL & GAS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Colorado	333-164856	94-3364776
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

175 S. Main, Suite 900, Salt Lake City, Utah	84111
(Address of principal executive offices)	(Zip Code)

(801) 519-8500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant's Certifying Accountant

On April 17, 2015 (Resignation Date), Mantyla McReynolds LLC resigned as the Company’s independent registered public accounting firm.

The audit report of Mantyla McReynolds LLC on the Company’s consolidated financial statements for the year ended December 31, 2014 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that its report for the year ended December 31, 2014 contained a going concern qualification as to the Company’s ability to continue as a going concern.

There were no disagreements between the Company and Mantyla McReynolds LLC, for the most recent fiscal year and any subsequent period through the Resignation Date on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Mantyla McReynolds LLC, would have caused them to make reference to the subject matter of the disagreement in connection with its report.

Further, Mantyla McReynolds LLC has not advised the Company that:

1) During the year ended December 31, 2014 and through the Resignation Date, there were any reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, with the exception of material weaknesses identified in the

Company’s internal control over financial reporting; or

2) information has come to the attention of Mantyla McReynolds LLC which made it unwilling to rely upon management’s representations, or made it unwilling to be associated with the financial statements prepared by management.

The Company has requested that Mantyla McReynolds, LLC furnish it with a letter addressed to the Securities and Exchange Commission stating whether Mantyla McReynolds, LLC agrees with the above statements. A copy of such letter dated April 23, 2015, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

    (d)   Exhibits

Exhibit	Description

16.1*	Change of auditor letter to SEC, dated April 23, 2015.

*	Included herewith.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEX OIL & GAS HOLDINGS, INC.

Date: April 23, 2015	By:	/s/ Stephen Funk
Name: Stephen Funk
Title: Chief Executive Officer

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